Exhibit 99.1

ALPHABET INC.

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange

All Outstanding Google Inc. Notes of the Series Specified Below

and Solicitation of Consents to Amend the Related Indenture and Notes

CUSIP No.	Series of Notes Issued by Google to be Exchanged	Aggregate Principal Amount	Series of Notes to be Issued by Alphabet
38259P AB8	3.625% Notes due 2021	$1,000,000,000	3.625% Notes due 2021
38259P AD4	3.375% Notes due 2024	$1,000,000,000	3.375% Notes due 2024

THE EXCHANGE OFFERS WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON                 , 2016, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE. BY TENDERING YOUR NOTES, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE GOOGLE INDENTURE WITH RESPECT TO THE RELEVANT SERIES OF GOOGLE NOTES. CONSENTS MAY BE REVOKED PRIOR TO THE EXPIRATION DATE BY VALIDLY WITHDRAWING THE RELATED TENDER OF GOOGLE NOTES PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Krystal Scrudato	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Krystal Scrudato

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated                 , 2016 (the “Prospectus”) of Alphabet Inc., as issuer (“Alphabet”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of Alphabet (each, an “exchange offer” and collectively, the “exchange offers”) to exchange each validly tendered and accepted note (each, a “Google Note” and collectively, the “Google Notes”) of a series listed on the cover page of this Letter of Transmittal issued by Google Inc. (“Google”), for a new note (each, an “Alphabet Note” and, collectively, the “Alphabet Notes”) of a corresponding series to be issued by Alphabet and (b) Google’s solicitation of consents (each, a “consent solicitation” and, collectively, the “consent solicitations”) to amend the Google Indenture and the Google Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

The consummation of the exchange offers is subject to, and conditional upon, among other things, the receipt of valid consents to the proposed amendments from the holders of a majority of the outstanding aggregate principal amount of each series of Google Notes (the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the exchange offers and consent solicitation, has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of Google Notes for which the Requisite Consents are received or the Requisite Consent Condition (as defined below) has been waived, if necessary.

This Letter of Transmittal is to be used to accept one or more of the exchange offers (and to provide the related consents) if the applicable Google Notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender Google Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offers.

Holders of Google Notes tendering Google Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of Google Notes pursuant to a notice of guaranteed delivery is not permitted and any Google Notes so delivered shall not be considered validly tendered.

Holders of Google Notes held in certificated form tendering any of those Google Notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those Google Notes that the holder wishes to tender in the applicable exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Holders tendering Google Notes will thereby consent to the proposed amendments to the Google Indenture and the Google Notes, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Google Notes tendered.

Subject to the terms and conditions of the exchange offers and the consent solicitations and applicable law, Alphabet will deposit with the exchange agent (in each case, as more fully described in the Prospectus):

•	Alphabet Notes (in book-entry form); and

•	the cash consideration.

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, Alphabet will issue new Alphabet Notes in book-entry form and pay the cash consideration promptly following the Expiration Date of the exchange offers.

The exchange agent will act as agent for the tendering holders for the purpose of receiving any cash payments from Alphabet. DTC will receive the Alphabet Notes from Alphabet and deliver Alphabet Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives Alphabet Notes with respect to Google Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offers and the consent solicitations means any person in whose name Google Notes are registered on the books of Google or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this

Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers and the consent solicitations. Holders who wish to tender their Google Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Google Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Google Notes Tendered and in Respect of Which Consents are Delivered” below and sign this Letter of Transmittal where indicated.

The Alphabet Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of Alphabet Notes will render a tender defective and Alphabet will have the right, which it may waive, to reject such tender.

The Google Notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF GOOGLE NOTES TENDERED AND IN RESPECT OF WHICH

CONSENTS ARE DELIVERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	Series/ CUSIP No.*	Certificate Numbers **	Aggregate Principal Amount Represented ***	Principal Amount Tendered And As To Which Consents Are Delivered****

*	Enter the title and the CUSIP Number of the series of Google Notes being tendered and as to which consents are being delivered.
**	Need not be completed by Holders tendering by book-entry transfer (see below).
***	Unless otherwise indicated in the column labeled “Principal Amount Tendered And As To Which Consents Are Delivered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Google Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 5.
****	For a valid tender, consents must be given for all Notes tendered. Accordingly, consents will be deemed to be delivered for all Google Notes tendered.
☐	CHECK HERE IF TENDERED GOOGLE NOTES ARE ENCLOSED HEREWITH.
☐	CHECK HERE IF TENDERED GOOGLE NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Google Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Google Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Google Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to Alphabet, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of Google Notes indicated in the table above entitled “Description of Google Notes Tendered and in Respect of Which Consents are Delivered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of Google Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the Google Indenture and the Google Notes and to the execution of a supplemental indenture (the “Supplemental Indenture”) effecting such proposed amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered Google Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on                     , 2016, unless extended.

If the undersigned is not the registered holder of the Google Notes indicated in the table above entitled “Description of Google Notes Tendered and in Respect of which Consents are Delivered” or such holder’s legal representative or attorney–in–fact (or, in the case of Google Notes held through DTC, the DTC participant for whose account such Google Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney–in–fact) to deliver a consent in respect of such Google Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offers is subject to, and conditional upon, among other things, the receipt of valid consents to the proposed amendments to the Google Indenture and the Google Notes of a majority in aggregate principal amount of each series of Google Notes outstanding (the “Requisite Consent Condition”). We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the exchange offers and consent solicitations has been declared effective by the U.S. Securities and Exchange Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of Google Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, Google Notes of any series validly tendered and accepted for exchange will be exchanged for Alphabet Notes of the corresponding series. The undersigned understands that, under certain circumstances, Alphabet may not be required to accept any of the Google Notes tendered (including any such Google Notes tendered after the Expiration Date). If any Google Notes are not accepted for exchange for any reason or if Google Notes are withdrawn, such unexchanged or withdrawn Google Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of Alphabet Notes and the payment of the cash consideration in exchange for Google Notes tendered upon the terms and subject to the conditions of the exchange offers, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of Alphabet all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Google Notes tendered thereby;

(2)	represents and warrants that such Google Notes tendered were owned as of the date of tender and, upon acceptance of such Google Notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of Google Notes tendered.

The undersigned understands that tenders of Google Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Alphabet, will constitute a binding agreement between the undersigned and Alphabet upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Google Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of Alphabet) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Google Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of Alphabet;

(2)	present such Google Notes for transfer of ownership on the books of Alphabet;

(3)	deliver to Alphabet and the Google Trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Google Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus; and

(5)	receive on behalf of the undersigned the Alphabet Notes issuable, and cash payable, in respect of such Google Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash consideration or any accrued and unpaid interest on such portion, be paid by Alphabet, by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Alphabet be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on Alphabet any requirement to make any deliveries, filings or registrations. The undersigned hereby represents and warrants as follows:

(6)	The undersigned (i) has full power and authority to tender the Google Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such Google Notes and (ii) either has full power and authority to consent to the proposed amendments to the Google Indenture and the Google Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(7)	The Google Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Google Notes by Alphabet, Alphabet will acquire good, indefeasible and unencumbered title to such Google Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Alphabet.

(8)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Alphabet to be necessary or desirable to complete the sale, assignment and transfer of the Google Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture with respect to each applicable series of Google Notes.

(9)	The undersigned acknowledges that none of Alphabet, Google, the dealer managers, the exchange agent and information agent, the Google Trustee or the trustee of the Alphabet Notes, or any other person has made any statement, representation, or warranty, express or implied, to it with respect to Alphabet, Google or the offer or sale of any Alphabet Notes, other than the information included in the Prospectus (as supplemented to the Expiration Date).

(10)	Each holder and transferee of an Alphabet Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Alphabet Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Alphabet Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(11)	The undersigned has received and reviewed the Prospectus.

(12)	The terms and conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that consents may be revoked and tenders of Google Notes may be withdrawn only at any time prior to the Expiration Date of the exchange offers. A valid withdrawal of tendered Google Notes prior to the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered Google Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Securities Exchange Act of 1934, if we elect to change the consideration offered or the percentage of Google Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Google Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Google Notes Tendered and in Respect of Which Consents are Delivered” for the cash consideration in respect of any Google Notes accepted for exchange and for any book–entry transfers of Google Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any cash exchange consideration in respect of any Google Notes accepted for exchange and for any book–entry transfers of Google Notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that Alphabet has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Google Notes from the holder(s) thereof if Alphabet does not accept for exchange any of the principal amount of the Google Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering Google Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT GOOGLE NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W–9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the Google Indenture (and to the execution of the Supplemental Indenture effecting such amendments) with respect to, the principal amount of each series of Google Notes indicated in the table above entitled “Description of Google Notes Tendered and in Respect of Which Consents are Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Google Notes

X
X

Dated:                                                                                                , 2016

(The above lines must be signed by the registered holder(s) of Google Notes as the name(s) appear(s) on the Google Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Google Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Alphabet, submit evidence satisfactory to Alphabet of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):	(Please Print)

Capacity:

Address:	(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)
(Title)
(Name of Firm)
(Address, Including Zip Code)
(Area Code and Telephone Number)
Dated: , 2016

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if (i) payment of any cash amounts is to be credited to an account maintained at DTC other than the account indicated above, or (ii) Google Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐	Credit any cash amounts or unexchanged Google Notes delivered by book-entry transfer to DTC account number set forth below:

(DTC Account Number)

Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AND

CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of Google Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered Google Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Google Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the expiration date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer Google Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the expiration date of such exchange offer. The exchange agent will make available its general participant account at DTC for the Google Notes for purposes of the exchange offers. Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to Alphabet, Google, DTC or the dealer managers.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose Google Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee, should be aware that such custodial entity may have deadlines earlier than the expiration date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Google Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such Google Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither Alphabet or the exchange agent is under any obligation to notify any tendering holder of Alphabet’s acceptance of tendered Google Notes prior to the expiration of the exchange offers.

2. Delivery of Alphabet Notes. Alphabet Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the Google Notes Tendered and in Respect of Which Consents are Delivered.” Failure to do so will render a tender of Google Notes defective and Alphabet will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any Alphabet Notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of Google Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Google Notes must continue to hold Google Notes in the minimum authorized denomination of $2,000 principal amount.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Google Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Google Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the Google Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Google Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Google Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Google Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Google Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Google Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Google Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the Google Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Google Notes) listed and tendered hereby, no endorsements of the tendered Google Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Google Notes, the registered holder (or acting holder) must either validly endorse the Google Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Google Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Google Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Google Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Google Notes are tendered for the account of an eligible institution).

If Google Notes are to be tendered by any person other than the person in whose name the Google Notes are registered, the Google Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Google Notes, with the signature(s) on the Google Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of

Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Alphabet will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Google Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Alphabet, evidence satisfactory to Alphabet of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Google Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such Google Notes.

5. Special Payment Instructions. If cash consideration for the Google Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of the Google Notes Tendered and in Respect of Which Consents are Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal. All Google Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which Google Notes were delivered.

6. Transfer Taxes. Alphabet will pay all transfer taxes, if any, applicable to the transfer and sale of Google Notes to Alphabet in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Google Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of Google Notes (or other payees) pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Google

Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Google Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign holders may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting that the holder is not a U.S. person as defined in the Internal Revenue Code of 1986, as amended (“the Code”). The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Alphabet and Google reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Google Notes will be determined by Alphabet in its sole discretion, which determination will be final and binding. Alphabet reserves the absolute right to reject any and all tenders of Google Notes not in proper form or any Google Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Alphabet also reserves the absolute right to waive any defect or irregularity in tenders of Google Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offers and consent solicitations (including this Letter of Transmittal and the instructions hereto) by Alphabet shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Google Notes must be cured within such time as Alphabet shall determine. None of Alphabet, Google, the exchange agent and information agent, the dealer managers or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Google Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Google Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Google Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the applicable exchange offer or the withdrawal or termination of such exchange offer.

9. Waiver of Conditions. Alphabet reserves the absolute right to amend or waive any of the conditions to the exchange offers and consent solicitations, except the condition that the registration statement relating to the Alphabet Notes has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of Google Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived, if necessary.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

The Exchange Agent for the exchange offers and the consent solicitations is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Krystal Scrudato	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Krystal Scrudato

Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the exchange offers and the consent solicitations is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (877) 732-3617

The Dealer Managers for the exchange offers and the consent solicitations are:

Lead Dealer Manager

Morgan Stanley

1585 Broadway, 4th Floor

New York, New York 10036

Attention: Liability Management Group

(800) 624-1808 (toll-free)

(212) 761-1057 (collect)

Co-Dealer Managers

BofA Merrill Lynch 214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255	Citigroup Global Markets Inc. 390 Greenwich Street, 1st Floor New York, New York 10013	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	Wells Fargo Securities 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202
Attention: Liability Management Group (980) 387-3907 (collect) (888) 292-0070 (toll-free)	Attention: Liability Management Group (212) 723-6106 (collect) (800) 558-3745 (toll-free)	Attention: Liability Management Group (212) 834-3424 (collect) (866) 834-4666 (toll-free)	Attention: Liability Management Group 866-309-6316 (toll-free) 704-410-4760 (collect)